VALIDUS ANNOUNCES QUARTERLY NET OPERATING INCOME OF $98.3 MILLION, OR $1.13 PER DILUTED COMMON SHARE

YEAR TO DATE ANNUALIZED RETURN ON AVERAGE EQUITY OF 13.0%

BOOK VALUE PER DILUTED COMMON SHARE OF $41.43 AT JUNE 30, 2015

Pembroke, Bermuda, July 28, 2015 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $64.0 million, or $0.73 per diluted common share, for the three months ended June 30, 2015, compared to $153.4 million, or $1.61 per diluted common share, for the three months ended June 30, 2014. Net income available to Validus was $237.4 million, or $2.72 per diluted common share, for the six months ended June 30, 2015, compared to $315.8 million, or $3.27 per diluted common share, for the six months ended June 30, 2014.
Net operating income available to Validus was $98.3 million, or $1.13 per diluted common share, for the three months ended June 30, 2015, compared to $132.2 million, or $1.39 per diluted common share, for the three months ended June 30, 2014. Net operating income available to Validus was $231.2 million, or $2.64 per diluted common share, for the six months ended June 30, 2015, compared to $272.5 million, or $2.82 per diluted common share, for the six months ended June 30, 2014.
Book value per diluted common share at June 30, 2015 was $41.43, reflecting quarterly growth of 1.2% inclusive of dividends.
Commenting on the financial results for the three months ended June 30, 2015, Validus' Chairman and CEO Ed Noonan stated:
“During a quarter with meaningful loss activity in our core classes of business, Validus delivered a 10.7% annualized operating return on average equity, a strong result in the current market.
Our diversified business model with a focus on short tail lines continues to provide a strong platform for a thoughtful expansion into new classes of business and markets.  The foundation of our success is our world class staff and an outstanding set of proprietary analytical tools that benefit both our own results and those of our clients.
Above all, we remain committed to underwriting profitability and will continue to adjust our portfolio to maximize results in the current market conditions.”

Net income and net operating income available to Validus, net earnings and net operating earnings per diluted common share available to Validus, by segment for the three months ended June 30, 2015 were as follows:

	Net Income Available to Validus	Net Operating Income Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$76.1	$90.3
Talbot	18.6	27.3
PaCRe, Ltd.	1.7	—
Other AlphaCat Companies	4.3	4.9
AlphaCat subtotal	6.0	4.9
Western World	(1.7)	9.0
Corporate & Eliminations	(35.0)	(33.2)
Total	$64.0	$98.3
Net earnings per diluted common share available to Validus	$0.73
Net operating earnings per diluted common share available to Validus		$1.13
Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in net unrealized gains (losses) on investments, income (loss) from investment affiliate, foreign exchange gains (losses), other income (loss) and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss)and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Second Quarter 2015 Results
Highlights for the second quarter are as follows:

•
Gross premiums written for the three months ended June 30, 2015 were $727.0 million compared to $655.7 million for the three months ended June 30, 2014, an increase of $71.3 million, or 10.9%. The increase was primarily due to the contribution from Western World and an increase in AlphaCat gross written premium. This increase was offset by decreases at both Validus Re and Talbot.

•	Net premiums earned for the three months ended June 30, 2015 were $573.6 million compared to $466.0 million for the three months ended June 30, 2014, an increase of $107.6 million, or 23.1%.

•	Underwriting income for the three months ended June 30, 2015 was $110.8 million compared to $146.1 million for the three months ended June 30, 2014, a decrease of $35.3 million, or 24.2%.

•
Combined ratio for the three months ended June 30, 2015 was 80.7% which included $70.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.3 percentage points compared to a combined ratio for the three months ended June 30, 2014 of 68.6% which included $72.7 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 15.6 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses.

•
Net operating income available to Validus for the three months ended June 30, 2015 was $98.3 million compared to $132.2 million for the three months ended June 30, 2014, a decrease of $33.8 million, or 25.6%.

•	Net income available to Validus for the three months ended June 30, 2015 was $64.0 million compared to $153.4 million for the three months ended June 30, 2014, a decrease of $89.4 million, or 58.3%.

•
Annualized return on average equity of 7.0% and annualized net operating return on average equity of 10.7% for the three months ended June 30, 2015 compared to 16.5% and 14.2%, respectively, for the three months ended June 30, 2014.

Notable and Non-Notable Loss Events
During the three months ended June 30, 2015, the Company incurred a notable loss event, defined as consolidated losses which aggregate to a threshold greater than or equal to $30.0 million. The event, Pemex, resulted in an estimated loss to the Company of $48.1 million, or 8.4 percentage points of the loss ratio. During the three months ended June 30, 2014, the Company did not incur any notable loss events.

		Three Months Ended June 30, 2015
		(Dollars in thousands)
Second Quarter 2015 Notable Loss Event (a)		Validus Re			Talbot		Total
Description		Net Losses and Loss Expenses (b)	`	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)	Net Losses and Loss Expenses (b)	% of NPE (c)
Pemex	Explosion	$35,189		13.3%	$12,885	6.3%	$48,074	8.4%
Total		$35,189		13.3%	$12,885	6.3%	$48,074	8.4%

(a)
The notable loss event amounts were based on management's estimates following a review of the Company's potential exposure and discussions with certain clients and brokers. Given the magnitude of this event, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from this event and the Company's actual ultimate net losses from this event may vary materially from this estimate. Only those segments that incurred a loss on this event are shown above.

(b)	Net of reinsurance but not net of reinstatement premiums. Total Pemex reinstatement premiums were $(0.4) million for the three months ended June 30, 2015.

(c)	NPE = net premiums earned.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

During the three months ended June 30, 2015, the Company did not incur a non-notable loss event, defined as consolidated losses which aggregate to a threshold greater than $15.0 million, but less than $30.0 million. The Company's loss ratio, excluding prior year development, notable loss events, and non-notable loss events for the three months ended June 30, 2015 and 2014 was 52.9% and 45.0%, respectively.
Highlights for the year to date include the following:

•	Gross premiums written for the six months ended June 30, 2015 were $1,846.5 million compared to $1,667.7 million for the six months ended June 30, 2014, an increase of $178.8 million, or 10.7%.

•	Net premiums earned for the six months ended June 30, 2015 were $1,151.3 million compared to $949.0 million for the six months ended June 30, 2014, an increase of $202.4 million, or 21.3%.

•	Underwriting income for the six months ended June 30, 2015 was $254.9 million compared to $299.2 million for the six months ended June 30, 2014, a decrease of $44.3 million, or 14.8%.

•
Combined ratio for the six months ended June 30, 2015 was 77.9% which included $154.3 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 13.4 percentage points compared to a combined ratio for the six months ended June 30, 2014 of 68.5% which included $112.1 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 11.8 percentage points.

•
Net operating income available to Validus for the six months ended June 30, 2015 was $231.2 million compared to $272.5 million for the six months ended June 30, 2014, a decrease of $41.3 million, or 15.2%.

•	Net income available to Validus for the six months ended June 30, 2015 was $237.4 million compared to $315.8 million for the six months ended June 30, 2014, a decrease of $78.3 million, or 24.8%.

•
Annualized return on average equity of 13.0% and annualized net operating return on average equity of 12.7% for the six months ended June 30, 2015 compared to 17.0% and 14.7%, respectively, for the six months ended June 30, 2014.

Validus Re Segment - Second Quarter 2015 Results
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2015 were $296.9 million compared to $301.3 million for the three months ended June 30, 2014, a decrease of $4.4 million, or 1.5%. Gross premiums written for the three months ended June 30, 2015 included $246.1 million of property premiums, $6.5 million of marine premiums and $44.3 million of specialty premiums, compared to $266.8 million of property premiums, $(0.2) million of marine premiums and $34.7 million of specialty premiums for the three months ended June 30, 2014.

•	Net premiums earned for the three months ended June 30, 2015 were $264.6 million compared to $221.7 million for the three months ended June 30, 2014, an increase of $42.8 million, or 19.3%.

•	The combined ratio for the three months ended June 30, 2015 was 71.2% compared to 57.8% for the three months ended June 30, 2014, an increase of 13.4 percentage points.

•
The loss ratio for the three months ended June 30, 2015 was 46.6% compared to 35.0% for the three months ended June 30, 2014, an increase of 11.6 percentage points. The increase was primarily due to losses arising from the Pemex explosion. The loss ratio for the three months ended June 30, 2015 included favorable loss reserve development on prior accident years of $30.9 million, benefiting the loss ratio by 11.7 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. The loss ratio for the three months ended June

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

30, 2014 included favorable loss reserve development on prior accident years of $26.7 million, benefiting the loss ratio by 12.0 percentage points.

•
General and administrative expenses for the three months ended June 30, 2015 were $18.8 million compared to $17.0 million for the three months ended June 30, 2014, an increase of $1.7 million, or 10.2%.

•
Net operating income available to Validus Re for the three months ended June 30, 2015 was $90.3 million compared to $106.2 million, for the three months ended June 30, 2014, a decrease of $15.9 million, or 15.0%.

•
Net income available to Validus Re for the three months ended June 30, 2015 was $76.1 million compared to $124.3 million, for the three months ended June 30, 2014, a decrease of $48.1 million, or 38.7%.

Highlights for the year to date include the following:

•
Gross premiums written for the six months ended June 30, 2015 were $1,008.1 million compared to $967.4 million for the six months ended June 30, 2014, an increase of $40.7 million, or 4.2%. Gross premiums written for the six months ended June 30, 2015 included $465.4 million of property premiums, $139.9 million of marine premiums and $402.7 million of specialty premiums, compared to $528.5 million of property premiums, $152.7 million of marine premiums and $286.2 million of specialty premiums for the six months ended June 30, 2014.

•	Net premiums earned for the six months ended June 30, 2015 were $517.6 million compared to $460.1 million for the six months ended June 30, 2014, an increase of $57.5 million, or 12.5%.

•	The combined ratio for the six months ended June 30, 2015 was 70.7% compared to 55.6% for the six months ended June 30, 2014, an increase of 15.1 percentage points.

•
The loss ratio for the six months ended June 30, 2015 was 45.7% compared to 31.7% for the six months ended June 30, 2014, an increase of 14.0 percentage points. The loss ratio for the six months ended June 30, 2015 included favorable loss reserve development on prior accident years of $55.6 million, benefiting the loss ratio by 10.7 percentage points. The loss ratio for the six months ended June 30, 2014 included favorable loss reserve development on prior accident years of $36.7 million, benefiting the loss ratio by 8.0 percentage points.

•	General and administrative expenses for the six months ended June 30, 2015 were $38.3 million compared to $35.2 million for the six months ended June 30, 2014, an increase of $3.1 million, or 8.7%.

•
Net operating income available to Validus Re for the six months ended June 30, 2015 was $182.7 million compared to $232.8 million, for the six months ended June 30, 2014, a decrease of $50.1 million, or 21.5%.

•	Net income available to Validus Re for the six months ended June 30, 2015 was $186.9 million compared to $265.5 million, for the six months ended June 30, 2014, a decrease of $78.6 million, or 29.6%.
Talbot Segment - Second Quarter 2015 Results
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2015 were $293.0 million compared to $317.9 million for the three months ended June 30, 2014, a decrease of $24.9 million, or 7.8%. Gross premiums written for the three months ended June 30, 2015 included $108.8 million of property premiums, $89.7 million of marine premiums and $94.5 million of specialty premiums compared to $116.0 million of property premiums, $109.4 million of marine premiums and $92.6 million of specialty premiums for the three months ended June 30, 2014.

•	Net premiums earned for the three months ended June 30, 2015 were $205.4 million compared to $211.8 million for the three months ended June 30, 2014, a decrease of $6.4 million, or 3.0%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	The combined ratio for the three months ended June 30, 2015 was 88.7% compared to 78.7% for the three months ended June 30, 2014, an increase of 10.0 percentage points.

•
The loss ratio for the three months ended June 30, 2015 was 46.7% compared to 39.7% for the three months ended June 30, 2014, an increase of 7.0 percentage points. The increase was primarily due to losses arising from the Pemex explosion. The loss ratio for the three months ended June 30, 2015 included favorable loss reserve development on prior accident years of $35.6 million, benefiting the loss ratio by 17.3 percentage points. The favorable loss reserve development was primarily due to lower than expected development on attritional losses. The loss ratio for the three months ended June 30, 2014 included favorable loss reserve development on prior accident years of $42.2 million, benefiting the loss ratio by 19.9 percentage points.

•
General and administrative expenses for the three months ended June 30, 2015 were $35.6 million compared to $34.2 million for the three months ended June 30, 2014, an increase of $1.4 million, or 4.0%.

•
Net operating income available to Talbot for the three months ended June 30, 2015 was $27.3 million compared to $48.6 million, for the three months ended June 30, 2014, a decrease of $21.3 million, or 43.8%.

•	Net income available to Talbot for the three months ended June 30, 2015 was $18.6 million compared to $52.7 million, for the three months ended June 30, 2014, a decrease of $34.1 million, or 64.7%.
Highlights for the year to date include the following:

•
Gross premiums written for the six months ended June 30, 2015 were $563.1 million compared to $608.6 million for the six months ended June 30, 2014, a decrease of $45.5 million, or 7.5%. Gross premiums written for the six months ended June 30, 2015 included $180.5 million of property premiums, $200.1 million of marine premiums and $182.6 million of specialty premiums compared to $194.1 million of property premiums, $229.0 million of marine premiums and $185.6 million of specialty premiums for the six months ended June 30, 2014.

•	Net premiums earned for the six months ended June 30, 2015 were $428.0 million compared to $425.7 million for the six months ended June 30, 2014, an increase of $2.3 million, or 0.5%.

•	The combined ratio for the six months ended June 30, 2015 was 81.5% compared to 82.6% for the six months ended June 30, 2014, a decrease of 1.1 percentage points.

•
The loss ratio for the six months ended June 30, 2015 was 40.7% compared to 43.8% for the six months ended June 30, 2014, a decrease of 3.1 percentage points. The loss ratio for the six months ended June 30, 2015 included favorable loss reserve development on prior accident years of $87.3 million, benefiting the loss ratio by 20.4 percentage points. The loss ratio for the six months ended June 30, 2014 included favorable loss reserve development on prior accident years of $63.8 million, benefiting the loss ratio by 15.0 percentage points.

•	General and administrative expenses for the six months ended June 30, 2015 were $72.0 million compared to $69.3 million for the six months ended June 30, 2014, an increase of $2.7 million, or 3.9%.

•
Net operating income available to Talbot for the six months ended June 30, 2015 was $88.6 million compared to $82.3 million for the six months ended June 30, 2014, an increase of $6.4 million, or 7.7%.

•	Net income available to Talbot for the six months ended June 30, 2015 was $88.2 million compared to $88.9 million, for the six months ended June 30, 2014, a decrease of $0.7 million, or 0.8%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

AlphaCat Segment - Second Quarter 2015 Results(1)
Highlights for the second quarter include the following:

•
AlphaCat's assets under management were $2,079.3 million as at July 1, 2015, compared to $1,879.6 million as at April 1, 2015. Third party assets under management were $1,724.3 million as at July 1, 2015, compared to $1,525.0 million as at April 1, 2015. During the three months ended June 30, 2015, a total of $224.0 million of capital was raised, of which $213.9 million was raised from third parties. During the three months ended June 30, 2015, $52.4 million was returned to investors, of which $19.3 million was returned to third party investors.

•
Net operating income available to AlphaCat for the three months ended June 30, 2015 was $4.9 million. Validus' share of AlphaCat net operating income for the three months ended June 30, 2015 was $3.1 million, compared to $9.4 million for the three months ended June 30, 2014, a decrease of $6.2 million.

•
Net income available to AlphaCat for the three months ended June 30, 2015 was $6.0 million. Validus' share of AlphaCat net income for the three months ended June 30, 2015 was $4.9 million, compared to $13.1 million for the three months ended June 30, 2014, a decrease of $8.2 million.

•	Management fees earned from third parties were $4.3 million for the three months ended June 30, 2015 and June 30, 2014.

•
The AlphaCat sidecars and ILS funds contributed $5.6 million of income for the three months ended June 30, 2015, compared to $8.1 million for the three months ended June 30, 2014, a decrease of $2.5 million.

•
Total expenses for the three months ended June 30, 2015 were $5.0 million, compared to $3.1 million for the three months ended June 30, 2014, an increase of $1.9 million. Included within the expenses for the three months ended June 30, 2015 was $2.5 million of finance expenses relating to the raising of third party capital.

•	For the three months ended June 30, 2015, there was an accounting loss of $1.8 million on the deconsolidation of one of the ILS funds.

•
Validus' share of PaCRe's net realized and unrealized investment gains for the three months ended June 30, 2015 were $1.7 million, compared to $3.7 million for the three months ended June 30, 2014, a decrease of $2.0 million.

Highlights for the year to date include the following:

•	Management fees earned from third parties for the six months ended June 30, 2015 were $8.9 million, compared to $10.1 million for the six months ended June 30, 2014, a decrease of $1.2 million.

•
The AlphaCat sidecars and ILS funds contributed $10.7 million of income for the six months ended June 30, 2015, compared to $14.8 million for the six months ended June 30, 2014, a decrease of $4.1 million.

•	Total expenses for the six months ended June 30, 2015 were $12.0 million, compared to $6.1 million for the six months ended June 30, 2014, an increase of $5.9 million.

•	PaCRe contributed $0.1 million of net operating income for the six months ended June 30, 2015, compared to $0.3 million for the six months ended June 30, 2014, a decrease of $0.2 million.

•
For the six months ended June 30, 2015, there was an accounting loss of $1.8 million on the deconsolidation of one of the ILS funds compared to an accounting gain on another of the ILS funds of $1.4 million for the six months ended June 30, 2014.

•	Validus' share of AlphaCat net operating income for the six months ended June 30, 2015 was $5.8 million, compared to $20.4 million for the six months ended June 30, 2014, a decrease of $14.6 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•
Validus' share of PaCRe's net realized and unrealized investment gains for the six months ended June 30, 2015 were $5.6 million, compared to $8.4 million for the six months ended June 30, 2014, a decrease of $2.7 million.

•	Validus' share of AlphaCat net income for the six months ended June 30, 2015 was $11.4 million, compared to $28.8 million for the six months ended June 30, 2014, a decrease of $17.3 million.
(1) Please refer to pages 36 to 40 of the Investor Financial Supplement for further details on the AlphaCat segment.
Western World Segment - Second Quarter 2015 Results
The acquisition of Western World closed on October 2, 2014 and the segment was included in the Company results for the first time in Q4 2014. As such, there are no comparatives for the three or six months ended June 30, 2014.
Highlights for the second quarter include the following:

•
Gross premiums written for the three months ended June 30, 2015 were $79.6 million. Gross premiums written for the three months ended June 30, 2015 included $15.9 million of property premiums and $63.7 million of liability premiums.

•	Net premiums earned for the three months ended June 30, 2015 were $65.1 million.

•	The combined ratio for the three months ended June 30, 2015 was 101.1%.

•
The loss ratio for the three months ended June 30, 2015 was 71.8%. The loss ratio for the three months ended June 30, 2015 included favorable loss reserve development on prior accident years of $4.3 million, benefiting the loss ratio by 6.5 percentage points. Of this, $2.9 million or 4.4 percentage points arose from the amortization of the risk premium adjustment booked at acquisition.

•
Policy acquisition costs for the three months ended June 30, 2015 were $9.6 million. Amortization of the fair value adjustment booked at acquisition favorably impacted policy acquisition costs by approximately $6.6 million or 10.1 percentage points.

•	General and administrative expenses for the three months ended June 30, 2015 were $8.9 million.

•	Net operating income available to Western World for the three months ended June 30, 2015 was $9.0 million.

•	Net loss attributable to Western World for the three months ended June 30, 2015 was $1.7 million.

Highlights for the year to date include the following:

•
Gross premiums written for the six months ended June 30, 2015 were $136.5 million. Gross premiums written for the six months ended June 30, 2015 included $25.3 million of property premiums and $111.2 million of liability premiums.

•	Net premiums earned for the six months ended June 30, 2015 were $133.0 million.

•	The combined ratio for the six months ended June 30, 2015 was 99.0%.

•
The loss ratio for the six months ended June 30, 2015 was 73.1%. The loss ratio for the six months ended June 30, 2015 included favorable loss reserve development on prior accident years of $10.6 million, benefiting the loss ratio by 8.0 percentage points. Of this, $6.1 million or 4.6 percentage points arose from the amortization of the risk premium adjustment booked at acquisition.

•
Policy acquisition costs for the six months ended June 30, 2015 were $13.9 million. Amortization of the fair value adjustment booked at acquisition favorably impacted policy acquisition costs by approximately $17.0 million or 12.8 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

•	General and administrative expenses for the six months ended June 30, 2015 were $19.6 million.

•	Net operating income available to Western World for the six months ended June 30, 2015 was $12.9 million.

•	Net income available to Western World for the six months ended June 30, 2015 was $11.6 million.

Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole.
General and administrative expenses for the three months ended June 30, 2015, net of operating segment eliminations, were $16.2 million compared to $18.8 million for the three months ended June 30, 2014, a decrease of $2.7 million or 14.2%. Share compensation expenses for the three months ended June 30, 2015, net of operating segment eliminations were $3.2 million compared to $3.0 million for the three months ended June 30, 2014, an increase of $0.2 million or 6.6%.
General and administrative expenses for the six months ended June 30, 2015, net of operating segment eliminations, were $30.6 million compared to $35.8 million for the six months ended June 30, 2014, a decrease of $5.2 million, or 14.7%. Share compensation expenses for the six months ended June 30, 2015, net of operating segment eliminations, were $6.1 million compared to $5.3 million for the six months ended June 30, 2014, an increase of $0.7 million, or 13.5%.
Investments
Net investment income for the three months ended June 30, 2015 was $33.6 million compared to $21.3 million for the three months ended June 30, 2014, an increase of $12.3 million, or 57.9%.
Net realized gains on investments for the three months ended June 30, 2015 were $2.2 million compared to $7.9 million for the three months ended June 30, 2014, a decrease of $5.6 million, or 71.4%.
The change in net unrealized losses on investments for the three months ended June 30, 2015 was $(17.5) million compared to gains of $45.4 million for the three months ended June 30, 2014, a decrease of $63.0 million, or 138.6%. The change in net unrealized losses on investments for the three months ended June 30, 2015 included $17.1 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($15.4) million for the three months ended June 30, 2015, leaving a net impact to the Company of $1.7 million.
The change in net unrealized gains on investments for the three months ended June 30, 2014 was driven by $31.3 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($28.1) million for the three months ended June 30, 2014, leaving a net impact to the Company of $3.1 million.
Net investment income for the six months ended June 30, 2015 was $64.6 million compared to $44.6 million for the six months ended June 30, 2014, an increase of $20.0 million, or 44.8%.
Net realized gains on investments for the six months ended June 30, 2015 were $6.4 million compared to $11.6 million for the six months ended June 30, 2014, a decrease of $5.2 million, or 44.7%.
The change in net unrealized gains on investments for the six months ended June 30, 2015 was $54.7 million compared to $101.1 million for the six months ended June 30, 2014, a decrease of $46.4 million, or 45.9%. The change in net unrealized gains on investments for the six months ended June 30, 2015 was driven by $56.1 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($50.5) million for the six months ended June 30, 2015, leaving a net impact to the Company of $5.6 million.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

The change in net unrealized gains on investments for the six months ended June 30, 2014 was driven by $77.9 million in unrealized gains relating to PaCRe. The amount of PaCRe's net unrealized gains attributable to noncontrolling interest was ($70.1) million for the six months ended June 30, 2014, leaving a net impact to the Company of $7.8 million.
Shareholders' Equity and Capitalization
As at June 30, 2015, total shareholders' equity was $4.2 billion including $510.1 million of noncontrolling interest. Shareholders' equity available to Validus was $3.7 billion as at June 30, 2015. Book value per diluted common share was $41.43 at June 30, 2015, compared to $41.27 at March 31, 2015. Book value per diluted common share is a non-GAAP financial measure. A reconciliation of this measure to book value per common share is presented at the end of this release.
Total capitalization at June 30, 2015 was $5.0 billion, including $538.0 million of junior subordinated deferrable debentures and $247.4 million of senior notes. Total capitalization available to Validus at June 30, 2015 was $4.4 billion, excluding $510.1 million of noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Share Repurchases
For the three months ended June 30, 2015, the number of shares repurchased by the Company was 2.0 million. A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at March 31, 2015				Quarter ended
Effect of share repurchases:	(cumulative)	April	May	June	June 30, 2015
Aggregate purchase price (a)	$2,289,409	$—	$37,296	$47,819	$85,115
Shares repurchased	71,475,993	—	873,120	1,095,722	1,968,842
Average price (a)	$32.03	$—	$42.72	$43.64	$43.23

Estimated cumulative net accretive (dilutive) impact on:
Book value per diluted common share (b)					4.09

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at June 30, 2015	As at July 27, 2015	Cumulative to Date Effect
Aggregate purchase price (a)	$2,374,524	$19,335	$2,393,859
Shares repurchased	73,444,835	429,050	73,873,885
Average price (a)	$32.33	$45.06	$32.40
(a) Share transactions are on a trade date basis through July 27, 2015 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during certain periods between 2009 and 2015 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

Conference Call
The Company will host a conference call for analysts and investors on July 29, 2015 at 10:00 AM (Eastern) to discuss the second quarter 2015 financial results and related matters. The conference call may be accessed by dialing 1-888-771-4371 (toll-free U.S.) or 1-847-585-4405 (international) and entering the passcode 3986 7298. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through August 12, 2015, by dialing 1-888-843-7419 (toll-free U.S.) or 1-630-652-3042 (international) and entering the passcode 3986 7298.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through August 12, 2015. In addition, a financial supplement relating to the Company's financial results for the three and six months ended June 30, 2015 is available in the Investor Relations section of the Company's website.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a holding company for reinsurance and insurance operating companies and investment advisors including Validus Reinsurance, Ltd. (“Validus Re”), Talbot Holdings Ltd. (“Talbot”), Western World Insurance Group, Inc. (“Western World”) and AlphaCat Managers, Ltd. (“AlphaCat”).
The results of Western World are consolidated from the October 2, 2014 date of acquisition.
Validus Re is a Bermuda based reinsurer focused on short-tail lines of reinsurance. Talbot is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. Western World is a U.S. specialty lines insurance company focused on excess and surplus lines. AlphaCat is a Bermuda based investment adviser managing capital for third parties and the Group in insurance linked securities and other property catastrophe reinsurance investments.

Contacts:

Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Investor.Relations@validusholdings.com	Radina Russell / Josh Gerth

+1-441-278-9000	+1-212-333-3810

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at June 30, 2015 and December 31, 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	June 30, 2015	December 31, 2014

Assets
Fixed maturities, at fair value (amortized cost: 2015—$5,462,612; 2014—$5,534,494)	$5,459,304	$5,532,731
Short-term investments, at fair value (amortized cost: 2015—$1,337,914; 2014—$1,051,222)	1,338,051	1,051,074
Other investments, at fair value (cost: 2015—$901,581; 2014—$879,176)	893,707	813,011
Cash and cash equivalents	433,710	577,240
Restricted cash	140,019	173,003
Total investments and cash	8,264,791	8,147,059
Investments in affiliates	374,121	261,483
Premiums receivable	1,276,020	707,647
Deferred acquisition costs	253,225	161,295
Prepaid reinsurance premiums	161,516	81,983
Securities lending collateral	7,021	470
Loss reserves recoverable	376,665	377,466
Paid losses recoverable	40,198	38,078
Income taxes recoverable	13,787	—
Deferred tax asset	23,079	23,821
Receivable for investments sold	29,131	18,318
Intangible assets	124,092	126,924
Goodwill	196,758	195,897
Accrued investment income	23,894	24,865
Other assets	260,998	164,633
Total assets	$11,425,296	$10,329,939

Liabilities
Reserve for losses and loss expenses	$3,187,177	$3,234,394
Unearned premiums	1,519,491	990,564
Reinsurance balances payable	95,705	127,128
Securities lending payable	7,487	936
Deferred tax liability	8,063	5,541
Payable for investments purchased	105,871	68,574
Accounts payable and accrued expenses	167,776	318,245
Notes payable to operating affiliates	1,381,313	671,465
Senior notes payable	247,360	247,306
Debentures payable	538,032	539,277
Total liabilities	7,258,275	6,203,430

Commitments and contingent liabilities
Redeemable noncontrolling interest	—	79,956

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2015—158,379,505; 2014—155,554,224; Outstanding: 2015—83,295,795; 2014—83,869,845)	27,716	27,222
Treasury shares (2015—75,083,710; 2014—71,684,379)	(13,140)	(12,545)
Additional paid-in-capital	1,097,527	1,207,493
Accumulated other comprehensive (loss)	(9,066)	(8,556)
Retained earnings	2,553,894	2,374,344
Total shareholders' equity available to Validus	3,656,931	3,587,958

Noncontrolling interest	510,090	458,595

Total shareholders' equity	4,167,021	4,046,553

Total liabilities, noncontrolling interests and shareholders' equity	$11,425,296	$10,329,939

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statements of Operations
For the three and six months ended June 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
Underwriting income
Gross premiums written	$726,968	$655,674	$1,846,466	$1,667,665
Reinsurance premiums ceded	(54,896)	(50,565)	(245,736)	(245,473)
Net premiums written	672,072	605,109	1,600,730	1,422,192
Change in unearned premiums	(98,490)	(139,106)	(449,394)	(473,232)
Net premiums earned	573,582	466,003	1,151,336	948,960

Underwriting deductions
Losses and loss expenses	266,146	158,745	507,075	321,416
Policy acquisition costs	104,425	78,953	203,061	164,602
General and administrative expenses	82,963	73,842	167,991	148,287
Share compensation expenses	9,242	8,341	18,296	15,488
Total underwriting deductions	462,776	319,881	896,423	649,793

Underwriting income	$110,806	$146,122	$254,913	$299,167

Net investment income	33,608	21,286	64,629	44,648
Other insurance related income	3,148	4,811	7,980	12,848
Finance expenses	(17,735)	(16,126)	(37,587)	(32,026)
Operating income before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	$129,827	$156,093	$289,935	$324,637
Tax (expense)	(2,549)	(1,391)	(5,114)	(1,351)
Income from operating affiliates	4,104	4,892	6,557	9,819
(Income) attributable to operating affiliate investors	(30,879)	(25,316)	(54,085)	(57,026)
Net operating income	$100,503	$134,278	$237,293	$276,079

Net realized gains on investments	2,244	7,858	6,413	11,598
Change in net unrealized (losses) gains on investments	(17,530)	45,427	54,674	101,120
Income from investment affiliate	284	779	3,060	6,127
Foreign exchange (losses) gains	(3,236)	3,158	(6,787)	(3,320)
Other (loss) income	(608)	424	(608)	6,217
Transaction expenses (a)	—	(3,252)	—	(3,252)
Net income	$81,657	$188,672	$294,045	$394,569

Net (income) attributable to noncontrolling interest	(17,644)	(35,305)	(56,621)	(78,814)

Net income available to Validus	$64,013	$153,367	$237,424	$315,755

Selected ratios:
Net premiums written / Gross premiums written	92.4%	92.3%	86.7%	85.3%

Losses and loss expenses	46.4%	34.1%	44.0%	33.9%

Policy acquisition costs	18.2%	16.9%	17.7%	17.3%
General and administrative expenses (a)	16.1%	17.6%	16.2%	17.3%
Expense ratio	34.3%	34.5%	33.9%	34.6%

Combined ratio	80.7%	68.6%	77.9%	68.5%

(a) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the three months ended June 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended June 30, 2015						Three Months Ended June 30, 2014
	Validus Re	AlphaCat	Talbot	Western World	Corporate and Eliminations	Total	Validus Re (b)	AlphaCat	Talbot	Corporate and Eliminations (b)	Total
Underwriting income
Gross premiums written	296,895	64,117	293,046	79,554	(6,644)	726,968	301,273	43,790	317,944	(7,333)	655,674
Reinsurance premiums ceded	(18,853)	—	(37,246)	(5,441)	6,644	(54,896)	(21,522)	—	(36,376)	7,333	(50,565)
Net premiums written	278,042	64,117	255,800	74,113	—	672,072	279,751	43,790	281,568	—	605,109
Change in unearned premiums	(13,492)	(25,641)	(50,362)	(8,995)	—	(98,490)	(58,023)	(11,330)	(69,753)	—	(139,106)
Net premiums earned	264,550	38,476	205,438	65,118	—	573,582	221,728	32,460	211,815	—	466,003

Underwriting deductions
Losses and loss expenses	123,405	—	95,970	46,771	—	266,146	77,688	(3,033)	84,090	—	158,745
Policy acquisition costs	43,826	3,844	47,659	9,617	(521)	104,425	31,125	3,056	45,593	(821)	78,953
General and administrative expenses	18,781	3,526	35,555	8,923	16,178	82,963	17,040	3,780	34,173	18,849	73,842
Share compensation expenses	2,396	150	3,024	494	3,178	9,242	2,336	161	2,862	2,982	8,341
Total underwriting deductions	188,408	7,520	182,208	65,805	18,835	462,776	128,189	3,964	166,718	21,010	319,881

Underwriting income (loss)	76,142	30,956	23,230	(687)	(18,835)	110,806	93,539	28,496	45,097	(21,010)	146,122

Net investment income	20,080	1,754	6,406	5,723	(355)	33,608	16,265	829	4,671	(479)	21,286
Other insurance related income (loss)	434	3,755	40	276	(1,357)	3,148	545	6,005	258	(1,997)	4,811
Finance expenses	(3,573)	(2,591)	(87)	—	(11,484)	(17,735)	(3,670)	(971)	(68)	(11,417)	(16,126)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	93,083	33,874	29,589	5,312	(32,031)	129,827	106,679	34,359	49,958	(34,903)	156,093
Tax (expense) benefit	(2,745)	—	(2,262)	3,734	(1,276)	(2,549)	(460)	—	(1,364)	433	(1,391)
Income from operating affiliates	—	4,104	—	—	—	4,104	—	4,892	—	—	4,892
(Income) attributable to operating affiliate investors	—	(30,879)	—	—	—	(30,879)	—	(25,316)	—	—	(25,316)
Net operating income (loss) (a)	90,338	7,099	27,327	9,046	(33,307)	100,503	106,219	13,935	48,594	(34,470)	134,278
Net operating (income) attributable to noncontrolling interest	—	(2,156)	—	—	—	(2,156)	—	(2,094)	—	—	(2,094)
Net operating income (loss) available (attributable) to Validus	90,338	4,943	27,327	9,046	(33,307)	98,347	106,219	11,841	48,594	(34,470)	132,184

Net income (loss) available (attributable) to Validus	76,113	5,992	18,604	(1,689)	(35,007)	64,013	124,255	14,968	52,732	(38,588)	153,367

Notes:

(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) During the first quarter of 2015, certain intercompany reinsurance transactions were presented on a net basis for segmental reporting purposes. As a result, gross premiums written and reinsurance premiums ceded for the Validus Re segment and Corporate & Eliminations were reduced by $9,013 for the three months ended June 30, 2014 for comparative purposes. There was no impact to total gross premiums written and reinsurance premiums ceded on a consolidated basis.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Operating Income (Loss)
For the six months ended June 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Six Months Ended June 30, 2015						Six Months Ended June 30, 2014
	Validus Re	AlphaCat	Talbot	Western World	Corporate and Eliminations	Total	Validus Re	AlphaCat	Talbot	Corporate and Eliminations (b)	Total
Underwriting income
Gross premiums written	1,008,107	166,681	563,123	136,501	(27,946)	1,846,466	967,436	128,137	608,639	(36,547)	1,667,665
Reinsurance premiums ceded	(132,149)	(4,538)	(128,321)	(8,674)	27,946	(245,736)	(151,339)	(3,700)	(126,981)	36,547	(245,473)
Net premiums written	875,958	162,143	434,802	127,827	—	1,600,730	816,097	124,437	481,658	—	1,422,192
Change in unearned premiums	(358,320)	(89,472)	(6,775)	5,173	—	(449,394)	(355,983)	(61,294)	(55,955)	—	(473,232)
Net premiums earned	517,638	72,671	428,027	133,000	—	1,151,336	460,114	63,143	425,703	—	948,960

Underwriting deductions
Losses and loss expenses	236,533	(844)	174,098	97,288	—	507,075	145,843	(10,893)	186,466	—	321,416
Policy acquisition costs	85,920	7,504	96,763	13,896	(1,022)	203,061	70,370	6,036	90,521	(2,325)	164,602
General and administrative expenses	38,290	7,528	72,049	19,550	30,574	167,991	35,235	7,908	69,322	35,822	148,287
Share compensation expenses	4,974	299	5,981	971	6,071	18,296	4,544	151	5,444	5,349	15,488
Total underwriting deductions	365,717	14,487	348,891	131,705	35,623	896,423	255,992	3,202	351,753	38,846	649,793

Underwriting income (loss)	151,921	58,184	79,136	1,295	(35,623)	254,913	204,122	59,941	73,950	(38,846)	299,167

Net investment income	38,332	3,339	12,711	11,026	(779)	64,629	34,540	1,709	9,357	(958)	44,648
Other insurance related income (loss)	749	9,526	94	539	(2,928)	7,980	1,522	15,502	275	(4,451)	12,848
Finance expenses	(7,444)	(7,107)	(174)	—	(22,862)	(37,587)	(7,509)	(1,654)	(94)	(22,769)	(32,026)
Operating income (loss) before taxes, income from operating affiliates and (income) attributable to operating affiliate investors	183,558	63,942	91,767	12,860	(62,192)	289,935	232,675	75,498	83,488	(67,024)	324,637
Tax (expense) benefit	(865)	—	(3,145)	11	(1,115)	(5,114)	118	—	(1,234)	(235)	(1,351)
Income from operating affiliates	—	6,557	—	—	—	6,557	—	9,819	—	—	9,819
(Income) attributable to operating affiliate investors	—	(54,085)	—	—	—	(54,085)	—	(57,026)	—	—	(57,026)
Net operating income (loss) (a)	182,693	16,414	88,622	12,871	(63,307)	237,293	232,793	28,291	82,254	(67,259)	276,079
Net operating (income) attributable to noncontrolling interest	—	(6,110)	—	—	—	(6,110)	—	(3,598)	—	—	(3,598)
Net operating income (loss) available (attributable) to Validus	182,693	10,304	88,622	12,871	(63,307)	231,183	232,793	24,693	82,254	(67,259)	272,481

Net income (loss) available (attributable) to Validus	186,879	13,759	88,196	11,617	(63,027)	237,424	265,484	32,950	88,888	(71,567)	315,755

Notes:
(a) Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliate and non-recurring items. This measure focuses on the underlying fundamentals of our operations without the influence of gains (losses) from the sale of investments, translation of non-U.S.$ currencies, and non-recurring items. Gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-U.S.$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as above and includes income (loss) from noncontrolling interests.

(b) During the first quarter of 2015, certain intercompany reinsurance transactions were presented on a net basis for segmental reporting purposes. As a result, gross premiums written and reinsurance premiums ceded for the Validus Re segment and Corporate & Eliminations were reduced by $21,836 for the six months ended June 30, 2014 for comparative purposes. There was no impact to total gross premiums written and reinsurance premiums ceded on a consolidated basis.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three and six months ended June 30, 2015 and 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2015	2014	2015	2014

Net income available to Validus	$64,013	$153,367	$237,424	$315,755
Adjustments for:
Net realized (gains) on investments	(2,244)	(7,858)	(6,413)	(11,598)
Change in net unrealized losses (gains) on investments	17,530	(45,427)	(54,674)	(101,120)
(Income) from investment affiliate	(284)	(779)	(3,060)	(6,127)
Foreign exchange losses (gains)	3,236	(3,158)	6,787	3,320
Other loss (income)	608	(424)	608	(6,217)
Transaction expenses (a)	—	3,252	—	3,252
Net income attributable to noncontrolling interest	15,488	33,211	50,511	75,216
Net operating income available to Validus	98,347	132,184	231,183	272,481
Less: Dividends and distributions declared on outstanding warrants	(1,081)	(1,552)	(2,486)	(3,104)
Net operating income available to Validus, adjusted	$97,266	$130,632	$228,697	$269,377

Net income per share available to Validus - diluted	$0.73	$1.61	$2.72	$3.27
Adjustments for:
Net realized (gains) on investments	(0.03)	(0.08)	(0.07)	(0.12)
Change in net unrealized losses (gains) on investments	0.20	(0.48)	(0.63)	(1.05)
(Income) from investment affiliate	—	(0.01)	(0.04)	(0.06)
Foreign exchange losses (gains)	0.04	(0.03)	0.08	0.04
Other loss (income)	0.01	—	—	(0.07)
Transaction expenses (a)	—	0.03	—	0.03
Net income attributable to noncontrolling interest	0.18	0.35	0.58	0.78
Net operating income per share available to Validus - diluted	$1.13	$1.39	$2.64	$2.82

Weighted average number of common shares and common share equivalents	87,313,154	95,276,836	87,448,142	96,538,178

Average shareholders' equity available to Validus	$3,670,020	$3,713,085	$3,642,666	$3,710,088

Annualized net operating return on average equity	10.7%	14.2%	12.7%	14.7%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measures Reconciliation
Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends
As at June 30, 2015 and December 31, 2014
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at June 30, 2015
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,656,931	83,295,795		$43.90

Tangible book value per common share				40.05

Book value per diluted common share
Total shareholders' equity available to Validus	3,656,931	83,295,795
Assumed exercise of outstanding warrants	59,506	3,377,320	$17.62
Assumed exercise of outstanding stock options	3,040	119,377	$25.46
Unvested restricted shares	—	2,980,925
Book value per diluted common share	$3,719,477	89,773,417		$41.43
Adjustment for accumulated dividends				9.52
Book value per diluted common share plus accumulated dividends				$50.95

Tangible book value per diluted common share				37.86

	As at December 31, 2014
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,587,958	83,869,845		$42.78

Tangible book value per common share				38.93

Book value per diluted common share
Total shareholders' equity available to Validus	3,587,958	83,869,845
Assumed exercise of outstanding warrants	90,950	5,174,114	$17.58
Assumed exercise of outstanding stock options	20,581	1,160,057	$17.74
Unvested restricted shares	—	3,068,564
Book value per diluted common share	$3,699,489	93,272,580		$39.66
Adjustment for accumulated dividends				8.88
Book value per diluted common share plus accumulated dividends				$48.54

Tangible book value per diluted common share				36.20

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), annualized net operating return on average equity, book value per diluted common share and book value per diluted common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above.
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other insurance related income (loss), finance expenses, net realized and change in unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.
Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com

to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity.” A reconciliation of book value per diluted common share and book value per diluted common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value per Common Share, Book Value per Diluted Common Share and Book Value per Diluted Common Share plus Accumulated Dividends.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, change in net unrealized gains (losses) on investments, foreign exchange gains (losses), other income (loss), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9090
www.validusholdings.com